EXHIBIT 99.1

Nixxy Withdraws Record Date for CognoGroup Spin-Off

NEW YORK, NY / ACCESSWIRE / December 4, 2024 / Nixxy, Inc. (NASDAQ:NIXX), or "the Company", today announced that it is withdrawing the previously announced record date for its planned spin-off of its subsidiary, Atlantic Energy Solutions (OTC:AESO) ("AESO"), or CognoGroup, the anticipated future name of the Company following the spinoff.

Key Details

Original Announcement

•	Original Record Date: November 15, 2024

•	Originally Announced Spin-Off Date: TBD

•	Original Distribution Ratio: TBD

Reason for Withdrawal

The decision to withdraw the record date is based on:

•	Ongoing strategic evaluation of the corporate structure

•	Pending additional regulatory reviews

•	Optimization of shareholder value

•	Alignment with broader strategic objectives

Next Steps

•	The company will provide an updated timeline in a subsequent announcement

•	Shareholders are advised to await further communication

•	All previously disclosed information remains subject to review

Management Commentary

"The Company believes that the withdrawal of the record date for the CognoGroup spinoff will afford the Company with the additional time to better align with its corporate aims, allow for the orderly distribution of the CognoGroup shares and maximize shareholder value.", said Granger Whitelaw, CEO of the Company.

Additional Context

•	The proposed spin-off of remains a strategic priority for the company

•	The company remains committed to creating shareholder value

•	Further details will be communicated as they become available

About Nixxy

Nixxy (Nasdaq:NIXX) is committed to transforming traditional markets through advanced technology and data-driven insights. By acquiring cornerstone businesses in established industries and evolving their operations with innovative solutions, Nixxy aims to unlock potential growth opportunities. The Company focuses on sectors poised for digital innovation, leveraging data and technology to potentially disrupt conventional business models.

Forward-Looking Statements Disclaimer

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including those regarding the Company's business strategy, future operations, acquisition strategy, financial position, potential growth, spin-out transactions, and market opportunities. Words such as ‘anticipates,' ‘believes,' ‘expects,' ‘intends,' ‘plans,' and ‘may,' or similar expressions, are intended to identify forward-looking statements. These statements are based on the Company's current expectations and beliefs and involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, as they involve inherent risks and uncertainties. The Company disclaims any obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Third-Party Data Disclaimer

The financial information regarding the target company's gross merchandise volume, revenues, and profitability presented in this press release is based on data provided by third-party sources and the target company itself. While Nixxy has made reasonable efforts to verify the accuracy of this information, the Company cannot guarantee its completeness or reliability. This data is subject to further due diligence, and actual financial results may differ materially. Investors are advised not to place undue reliance on this information when making investment decisions. Nixxy disclaims any obligation to update or revise this information, except as required by law.

No Offer or Solicitation Disclaimer

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Risk Factors

Investors should carefully consider the risks associated with the Company's business and the spin-out transaction described herein, including but not limited to: the uncertainty surrounding the timing of the spin-out; the ability to successfully execute acquisitions and integrate acquired companies; the impact of technological changes on the Company's operations; and other risks detailed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including those contained in the Company's Form 10-K/A filed with the SEC on August 14, 2024.

The waiver of participation by certain investors is based on their own strategic considerations and should not be interpreted as a reflection of CognoGroup's future performance or valuation. Remember that all investments carry risk, including the potential loss of principal. Investing in smaller or emerging companies like CognoGroup may involve heightened risks and uncertainties.

Trademarks and Intellectual Property

All trademarks, service marks, and trade names used in this press release are the property of their respective owners. No endorsement by these parties is implied.

Investor Contact Information

For further information, investors are encouraged to review Nixxy's filings with the SEC, available at www.sec.gov, or contact the Company's Investor Relations department at IR@nixxy.com.

SOURCE: Nixxy, Inc.